EXHIBIT 10.9

This Amendment to the Selling Agent Agreement (this “Amendment”) has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this Amendment were made to, and solely for the benefit of, the other parties to this Amendment. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits, or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

August 28, 2015

To the Agents listed
on the signature page hereto.

Reference is hereby made to that certain Selling Agent Agreement by and among Tennessee Valley Authority (the “Company”) and the Agents named therein (the “Agents”) dated as of June 1, 2006, and amended as of December 4, 2013 (as amended, the “Selling Agent Agreement”) pursuant to which the Company proposes to issue and sell electronotes® from time to time in an amount not to exceed $3,000,000,000 outstanding at any one time (the “Bonds”). The parties wish to amend the Selling Agent Agreement as provided herein (this “Amendment”).
Now therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:
1.    Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Selling Agent Agreement.

2.    Amendments.

(a)	The addressees of the Selling Agent Agreement are hereby amended as follows:

“FTN Financial Securities Corp.” is changed to “FTN Financial Capital Markets”.

“Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036” is deleted.

“Edward D. Jones & Co., L.P., 12555 Manchester Road, St. Louis, Missouri 63131” is deleted.

(b)
Section II(b) is amended by changing “Ralph E. Rodgers, Esq., Executive Vice President and General Counsel for the Company, or Michael L. Wills, Assistant General Counsel, Finance, for the Company” to “the General Counsel for the Company, or a duly authorized delegate of the General Counsel”.

(c) Section III(h) is deleted in its entirety.

(d) Section III(i) is deleted in its entirety and replaced by the following:

As soon as practicable after September 30 of each fiscal year during which the Company issues Bonds pursuant to this Agreement (each, an “Annual Bring Down Date”), to deliver, or cause to be delivered, to each of the Agents (i) an opinion of the General Counsel or a duly authorized delegate of the General Counsel, dated as of the applicable Annual Bring Down Date, to the effect set forth in Section II(b) and (ii) the letter of the independent accountant, dated as of the applicable Annual Bring Down Date, to the effect set forth in Section II(c), provided, however, that the obligation to deliver the letter of the independent accountant is contingent upon each Agent’s providing the Company with a representation letter that is satisfactory to the independent accountant. As soon as practicable after March 31 and September 30 of each fiscal year during which the Company issues Bonds pursuant to this Agreement (each, a “Semi-Annual Bring Down Date”), to deliver, or cause to be delivered, to each of the Agents a certificate of the Company, dated as of the applicable Semi-Annual Bring Down Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct. To the extent appropriate, such opinion, letters, and certificates may reconfirm matters set forth in prior opinions, letters, and certificates, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.
(e) Section V(j) is deleted in its entirety.
(3)    Selling Agent Agreement Ratified. Except as expressly amended hereby, the Selling Agent Agreement is in all respects ratified and confirmed, and all the terms, conditions, and provisions thereof shall remain in full force and effect.

(4)    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(5)    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

(6)    Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any federal court sitting in the County of New York, New York, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of the aforesaid courts in person, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets, and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

(2)

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.
Very truly yours,

TENNESSEE VALLEY AUTHORITY

By:	/s/ Tammy W. Wilson
Name: Tammy W. Wilson
Title: Vice President and Treasurer

[Signature Page to Second Amendment to Selling Agent Agreement]

Confirmed and accepted
as of the date first above written:

INCAPITAL LLC

By:	/s/ Christopher O'Connor
Name: Christopher O'Connor
Title: Managing Director
200 South Wacker Drive
Suite 3700
Chicago, Illinois 60606
Attention: Head of Debt Capital Markets
Telephone: (312) 379-3700
Telecopier: (312) 379-3701

[Signature Page to Second Amendment to Selling Agent Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President
388 Greenwich Street
New York, New York 10013
Attention: Transaction Execution Group
Facsimile: (646) 291-5209
E-Mail: TEG.NewYork@citi.com

[Signature Page to Second Amendment to Selling Agent Agreement]

FTN FINANCIAL CAPITAL MARKETS

By:	/s/ Alan Gates
Name: Alan Gates
Title: Senior Vice President, Agency Trading
845 Crossover Lane, Suite 150
Memphis, Tennessee 38117
Attention: Alan Gates
Facsimile: 901-435-8000
E-Mail: alan.gates@ftnfinancial.com

[Signature Page to Second Amendment to Selling Agent Agreement]

J.J.B. HILLIARD, W.L. LYONS LLC

By:	/s/ Donald E. Merrifield
Name: Donald E. Merrifield
Title: Senior Vice President
500 West Jefferson Street
8th Floor
Louisville, KY 40202
Attn: Don Merrifield
Facsimile: 502-588-1215
E-Mail: dmerrifield@hilliard.com

[Signature Page to Second Amendment to Selling Agent Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director
1585 Broadway, 4th Floor
New York, New York 10036
Attention: Financing Services Group
Telecopier: 646-202-9159

[Signature Page to Second Amendment to Selling Agent Agreement]

WELLS FARGO ADVISORS, LLC

By:	/s/ Kristin Maher
Name: Kristin Maher
Title: Senior Vice President

Wells Fargo Advisors, LLC
One North Jefferson
St. Louis, Missouri 63103
Attention: Julie Perniciaro
Facsimile: 314-875-8853
E-Mail: Julie.perniciaro1@wfadvisors.com

[Signature Page to Second Amendment to Selling Agent Agreement]